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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               DECEMBER 19, 2001
                Date of Report (Date of earliest event reported)


                                  INERGY, L.P.
             (Exact name of Registrant as specified in its charter)


DELAWARE                                0-32453                  43-1918951
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

                            1101 WALNUT, SUITE 1500
                             Kansas City, MO 64106
                    (Address of principal executive offices)


                                 (816) 842-8181
              (Registrant's telephone number, including area code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 19, 2001, Inergy, L.P., through an affiliate as further described below, acquired the assets of Independent Propane Company Holdings ("IPC"). The purchase price approximated $96.7 million, including approximately $7.5 million of working capital.

IPC Overview

     IPC's principal business is the retail sale of propane, propane appliances and merchandise, parts and labor throughout its branch network in Texas, Oklahoma, Arkansas, Tennessee, South Carolina, Georgia, and Florida. During the twelve months ended September 30, 2001, IPC sold approximately 49.8 million retail gallons of propane to approximately 116,000 customers through its 44 branches and 24 satellite locations.

     IPC is predominantly a distributor to the residential markets with 74% of the volume sold to individual homeowners, 20% to commercial accounts and 6% agricultural customers. Approximately 70% of the volumes are sold in Texas, primarily through its locations in the Houston, Dallas and Austin regions. IPC owns approximately 46% of the tanks it services.

     IPC was founded through the merger of Beck & Root Fuel Company and Independent Gas Company Holdings in 1994. Since January 1, 1995 and through September 30, 2001, IPC acquired 66 companies through stock and asset purchase transactions. IPC has 376 employees and is headquartered in Irving, Texas.

Transactions Related to the IPC Acquisition

     In connection with the IPC acquisition, Inergy, L.P. and several of its affiliates entered into various transactions. IPCH Acquisition Corp., an affiliate of Inergy L.P.'s managing general partner that ultimately became the sole stockholder of IPC, borrowed approximately $27,000,000 from financial institution lenders. A portion of these loan proceeds were applied to acquire 365,019 common units from Inergy, L.P. The aggregate purchase price paid for these common units was approximately $9,600,000. IPCH Acquisition Corp utilized these common units to provide a portion of the merger consideration distributed to certain former stockholders of IPC's parent corporation. The balance of the loan proceeds -- amounting to $17,400,000 -- were paid as additional purchase price consideration.

     Immediately following the IPC acquisition, IPCH Acquisition Corp. sold, assigned and transferred to our operating company the operating assets of IPC and certain rights under the IPC acquisition agreement and related escrow agreement. In consideration for the above sale, assignment and transfer, Inergy, L.P. issued to IPCH Acquisition Corp. 394,601 common units, paid $82.2 million in cash (including $9.6 million of cash received from the sale of 365,019 common units to IPCH Acquisition Corp.) and our operating company assumed $2.5 million of notes payable. Inergy, L.P. agreed that if it proposes to register any of its common units under applicable securities laws, IPCH Acquisition Corp. will have the right to include in such registration the 394,601 common units acquired by it, subject to various conditions and limitations specified in a Registration Rights Agreement entered into by IPCH Acquisition Corp. and Inergy, L.P. The common units were issued in reliance upon the exemption from registration afforded by Rule 506 of Regulation D. In addition, Inergy, L.P. issued 18,252 common units to certain members of IPC management, who remain as employees of Inergy, L.P., for approximately $0.5 million in cash at the time of the acquisition.

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     Our operating company agreed that IPCH Acquisition Corp. may obtain loans from financial institution lenders during the five year period following the date of the Independent Propane acquisition for certain specified purposes. If IPCH Acquisition Corp. obtains any such loans, our operating company agreed to reimburse IPCH Acquisition Corp. for all out-of-pocket costs and expenses incurred to obtain $5,000,000 of such borrowings, excluding interest.

     IPCH Acquisition Corp. has the right to appoint two directors to the board of directors of our managing general partner for a period of three years immediately following the date of the IPC acquisition.

     IPCH Acquisition Corp. agreed to guarantee the payment when due of the obligations of our operating company with respect to the loan of up to $35,000,000.

     An independent committee of the Board of Directors reviewed the transactions described above on behalf of the unitholders who are not affiliated with our managing general partner.

     Inergy Partners, LLC contributed $203,857 in cash to Inergy, L.P. in conjunction with the IPC acquisition in order to maintain its 2% non-managing general partner interest.

     Inergy, L.P. agreed that on or before August 1, 2002, it would use its best efforts to file a shelf registration statement under federal securities laws and to register approximately 349,914 common units issued to former IPC shareholders, including J.P. Morgan Partners (SBIC) LLC, subject to various conditions and limitations specified in a Registration Rights Agreement entered into by Inergy, L.P. and the former IPC shareholders. In addition, Inergy, L.P. also agreed that if it proposes to register any of its common units under applicable securities laws, these former IPC shareholders will have the right to include their common units in such registration, subject to various conditions and limitations specified in the Registration Rights Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

             The consolidated financial statements of Independent Propane Company Holdings and Subsidiaries as of September 30, 2001 and 2000, and for each of the three years in the period ended September 30, 2001, together with the report of Arthur Andersen, LLP (Dallas, Texas) with respect thereto are filed as Exhibit 99.2 to this Current Report.

        (B)  PRO FORMA FINANCIAL INFORMATION

             The unaudited pro forma condensed combined statements of income of Inergy, L.P. and Independent Propane Company Holdings and Subsidiaries for the year ended September 30, 2001 and the three months ended December 31, 2001 are filed as Exhibit 99.3 to this Current Report. Inergy, L.P. previously filed its Form 10-Q for the three months ended December 31, 2001 which balance sheet included therein included the acquisition of Independent Propane Company Holdings and Subsidiaries. A pro forma balance sheet, therefore, is not included as an exhibit to this Current Report.

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     (C)  EXHIBITS.

     2.1 Agreement and Plan of Merger, dated as of December 19, 2001 by and among Inergy Holdings, LLC, IPCH Acquisition Corp., IPCH Merger Corp., Inergy, L.P, Independent Propane Company Holdings, certain holders of Series E Preferred Stock of Independent Propane Company Holdings and joined in by David L. Scott ("Scott"), Robert R. Galvin ("Galvin") and Inergy Propane, LLC. (incorporated herein by reference to Exhibit 2.1 of the initial filing of this Current Report on January 4, 2002).

     2.2 Transaction Agreement dated as of December 19, 2001, by and among Inergy, L. P., Inergy GP, LLC, Inergy Propane, LLC, Inergy Sales and Service, Inc., Inergy Holdings, LLC, IPCH Acquisition Corp., and IPCH Merger Corp. (incorporated herein by reference to Exhibit 2.2 of the initial filing of this Current Report on January 4, 2002).

     4.1 Registration Rights Agreement entered into as of the 19th day of December, 2001, by and among Inergy, L.P. and certain investors (incorporated herein by reference to Exhibit 4.1 of the initial filing of this Current Report on January 4, 2002).

     4.2 Registration Rights Agreement entered into as of the 19th day of December, 2001, by and between Inergy, L.P. and IPCH Acquisition Corp. (incorporated herein by reference to Exhibit 4.2 of the initial filing of this Current Report on January 4, 2002).

    99.1 Press Release dated December 19, 2001 (incorporated herein by reference to Exhibit 99.1 of the initial filing of this Current Report on January 4, 2002).

    99.2 Independent Propane Company Holdings and Subsidiaries consolidated balance sheets as of September 30, 2001 and 2000 and the related consolidated statements of operations, changes in shareholders' deficit, and cash flows for each of the three years in the period ended September 30, 2001, together with the report of Arthur Andersen, LLP (Dallas, Texas) with respect thereto.

    99.3 Pro forma condensed combined financial statements of income of Inergy, L.P. and Independent Propane Company Holdings and Subsidiaries for the fiscal year ended September 30, 2001 and the three months ended December 31, 2001.

    99.4  Consent of Arthur Andersen LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    INERGY, L.P.

Date:  March 1, 2002

                                    By:  /s/R. Brooks Sherman
                                         --------------------
                                    Name:  R. Brooks Sherman
                                    Title:  Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------

     99.2 Independent Propane Company Holdings and Subsidiaries consolidated balance sheets as of September 30, 2001 and 2000 and the related consolidated statements of operations, changes in shareholders' deficit, and cash flows for each of the three years in the period ended September 30, 2001, together with the report of Arthur Andersen, LLP (Dallas, Texas) with respect thereto.

     99.3 Pro forma condensed combined financial statements of income of Inergy, L.P. and Independent Propane Company Holdings and Subsidiaries for the fiscal year ended September 30, 2001 and the three months ended December 31, 2001.

     99.4       Consent of Arthur Andersen LLP

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